Exhibit 99.1

RR Donnelley Contacts:

Media Contact: Phyllis Burgee, Director Communications: Tel: +1 630-322-6093 E-mail: phyllis.burgee@rrd.com

Investor Contact: Dave Gardella, Senior Vice President Finance: Tel: +1 312-326-8155 E-mail: david.a.gardella@rrd.com

RR DONNELLEY ANNOUNCES COMPLETION OF ACQUISITION OF CONSOLIDATED GRAPHICS, INC.

CHICAGO, JANUARY 31, 2014 — RR Donnelley & Sons Company (NASDAQ: RRD) today announced that it has completed its previously announced acquisition of Consolidated Graphics, Inc., a provider of digital and commercial printing, fulfillment services, print management and proprietary Internet-based technology solutions.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. The company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, drive top-line growth, enhance ROI and increase compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Global Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

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